UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. |_|)

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ENB FINANCIAL CORP
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ENB FINANCIAL CORP
31 East Main Street
Ephrata, PA 17522

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 3, 2011

TO THE SHAREHOLDERS OF ENB FINANCIAL CORP:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of ENB Financial Corp  (the “Corporation”) will be held at the Main Office of Ephrata National Bank, 31 East Main Street, Ephrata, Pennsylvania, 17522, on May 3, 2011, at 1:00 p.m., local time, for the purpose of considering and voting upon the following matters:

1.
To elect three (3) Class C directors to serve for a three-year term and until their successors are elected and qualified. The nominees of the Board of Directors for election as Class C directors are Susan Y. Nicholas, Mark C. Wagner, and Paul W. Wenger; and

2.	To transact such other business as may properly be presented at the annual meeting and any adjournment or postponement of the meeting.

Shareholders of record at the close of business on March 4, 2011, are entitled to notice of and to vote at the Annual Meeting of Shareholders.

Your vote is important regardless of the number of shares that you own.  Please submit your vote by mail using the enclosed proxy and postage paid envelope or, if you prefer, you may vote via the Internet or telephone.  We cordially invite you to attend the meeting.  Your proxy is revocable and you may withdraw it at any time prior to voting at the meeting. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

We enclose, among other things, a copy of the 2010 Annual Report of ENB Financial Corp.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 3, 2011: The proxy statement, proxy card and 2010 Annual Report are available on the Internet at: http://www.cfpproxy.com/6494.

By Order of the Board of Directors

/s/ Aaron L. Groff, Jr.
Aaron L. Groff, Jr.
Chairman, President and Chief Executive Officer

Ephrata, Pennsylvania
April 1, 2011

PROXY STATEMENT
Dated and mailed on or about April 1, 2011

ENB FINANCIAL CORP
31 EAST MAIN STREET
EPHRATA, PENNSYLVANIA 17522
(717) 733-4181

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 3, 2011

COMPENSATION DISCUSSION AND ANALYSIS	13

Executive Compensation Objectives	13
Compensation Committee Membership	14
Compensation Committee Responsibilities and Process	14
Chairman, President, and CEO Performance Review	14
Elements of the Executive Compensation Program	15
Base Salaries	16
Compensation and Benefits Survey/Benchmarking	16
Bonuses	17
Insurance	18
Bank Owned Life Insurance (BOLI)	18
Retirement Plans	18
Stock and Stock Option Awards	18
Severance Plan	18
Executive Contracts and Change of Control Agreements	19
Other Forms of Compensation (Perquisites)	19
Other Forms of Compensation (Non-Perquisites)	19
Executive Compensation	20

SUMMARY COMPENSATION TABLE	21

OTHER COMPENSATION TABLE	22

RETIREMENT PLANS	23

Defined Contribution Pension Plan	23
401(k) Savings Plan	23

DEFINED CONTRIBUTION PENSION PLAN TABLE	24

PENSION BENEFITS TABLE	25

401(k) SAVINGS PLAN – MATCH DATA TABLE	26

EMPLOYEE STOCK PURCHASE PLAN	26

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN	27

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	27

COMPENSATION COMMITTEE REPORT	27

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	27

TRANSACTIONS WITH RELATED PERSONS	28

AUDIT COMMITTEE REPORT	28

ANNUAL REPORT ON FORM 10-K	30

LEGAL PROCEEDINGS	30

EXPERTS	30

OTHER MATTERS	30

PROXY STATEMENT

Introduction

Throughout this proxy statement, ENB Financial Corp and its wholly owned subsidiary, Ephrata National Bank, will be collectively referred to as “the Corporation” and, on behalf of the Board of Directors, furnishes this proxy statement in connection with the solicitation of proxies for the 2011 Annual Meeting of Shareholders.  This proxy statement and the related proxy form are being distributed on or about April 1, 2011.

ENB Financial Corp will bear the expense of soliciting proxies.  In addition to the solicitation of proxies by mail, directors, officers, and employees of the Corporation may, without additional compensation, solicit proxies in person, by telephone, and through other means of communication.

Time and Place of the Annual Meeting

The Annual Meeting of Shareholders will be held on Tuesday, May 3, 2011, at 1:00 p.m., local time, at the Main Office of Ephrata National Bank, 31 East Main Street, Ephrata, Pennsylvania, 17522.  Shareholders of record at the close of business on March 4, 2011, are entitled to vote at the meeting.

Purpose of the Annual Meeting

At the annual meeting, shareholders will vote to:

1.
Elect three (3) Class C directors to serve for a three-year term and until their successors are elected and qualified. The nominees of the Board of Directors for election as Class C directors are Susan Y. Nicholas, Mark C. Wagner, and Paul W. Wenger; and

2.	Transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

Proxies and Voting Procedures

You can vote your shares by completing and returning a written proxy card or by voting in person at the meeting.  If you prefer, you may vote via the Internet or telephone as instructed on the proxy card.    The method by which you vote will in no way limit your right to attend and vote at the annual meeting if you later decide to attend in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record.  As the beneficial owner, you have the right to direct your broker how to vote, and you are also invited to attend the meeting.  However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting unless you obtain a proxy executed in your favor from your broker or nominee, the holder of record.  Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

By properly completing and signing a proxy, you appoint Janice S. Eaby and John H. Shuey as proxy holders to vote your shares in accordance with your instructions as indicated on the proxy card.  Any signed proxy card not specifying to the contrary will be voted FOR the election of the director nominees identified in this Proxy Statement.

If you completed a written proxy and mailed it, you may revoke your proxy by delivering written notice of revocation to Mr. Paul W. Wenger, Secretary of the Corporation or by executing a later dated proxy and giving written notice of the revocation to Mr. Wenger at any time before the proxy is voted at the annual meeting.

As of the date of this document, the Board of Directors knows of no matters that will be presented for consideration at the annual meeting other than the ones described in this document. If any other matters shall properly come before the meeting and be voted upon, the persons named as proxy holders will vote on those matters in accordance with the recommendations of the Board of Directors.

At the close of business on March 4, 2011, ENB Financial Corp had 2,869,557 shares of common stock issued and 2,854,067 shares outstanding at a par value of $0.20 per share.

Quorum and Votes Required for Approval

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the purpose of conducting business.  Under the bylaws of ENB Financial Corp, the presence of a quorum is required for each matter to be acted upon at the meeting.  Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter.  Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority.

Cumulative voting rights exist only with respect to the election of directors, which means that each shareholder has the right, in person or by proxy, to multiply the number of votes to which he or she is entitled by the number of directors to be elected, and to cast the whole number of such votes for one candidate or to distribute them among two or more candidates.  On all other matters to come before the annual meeting, each share of common stock is entitled to one vote.

Assuming the presence of a quorum, the nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected.  Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

GOVERNANCE OF THE COMPANY

The Corporation’s governing body is its Board of Directors. The Board is responsible for directing, and providing oversight of, the management of ENB Financial Corp’s business in the best interests of its shareholders and consistent with its mission of service to the Northern Lancaster County communities. In carrying out its responsibilities, the Board selects and monitors top management, provides oversight for financial reporting, legal and regulatory compliance, determines the Corporation’s governing principles and implements its governance policies. The Board believes that the purpose of corporate governance is to ensure that ENB Financial Corp is managed for the long-term benefit of its shareholders, and to conduct business in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that it believes promote this purpose.

Classification of the Board of Directors

On January 13, 2010, the Board of Directors amended the Corporation’s bylaws to divide the Board of Directors into three classes as nearly equal in number as possible, with each class serving three-year terms to expire in successive years. Prior to this amendment, the Board of Directors was comprised of a single class of directors with each member serving a one-year term. The Board of Directors believes that a classified board structure promotes continuity and stability and encourages decision-making by board members based on long-term results better than a board comprised of a single class of directors with each member serving a one-year term. Three (3) directors will be elected at the 2011 Annual Meeting as Class C directors and, if elected, will serve until the 2014 annual meeting of shareholders.

Composition of the Board of Directors

The Board of Directors seeks to ensure that the Board of Directors is composed of members whose particular experience, qualifications, attributes, skills, and diversity, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. In identifying candidates for Director, the Nominating and Governance Committee and the Board of Directors takes into account: (1) the comments and recommendations of board members regarding the effectiveness of the existing Board of Directors or the need to enhance the Board of Directors with members who bring particular experience, qualifications, attributes, skills, and diversity; (2) the necessary expertise and sufficiently diverse business and social backgrounds of the overall composition of the Board of Directors to effectively represent the market areas in which ENB Financial Corp conducts business; (3) the independence of non-employee Directors and other possible conflicts of interest of existing and potential members of the Board of Directors; and (4) other criteria that assures representation of the general population of the communities in which the Corporation is involved.

Leadership Structure of the Board of Directors

The Board of Directors is structured in a way that provides for leadership from the Chairman. The Chairman of the Board of Directors also serves as President and Chief Executive Officer of the Corporation. The Board of Directors has not established a position of “Lead Director” from among the independent directors, nor does any independent director assume that position of leadership within the Board. The Board of Directors believes this leadership structure is appropriate for the Corporation considering the relative non-complexity of the Corporation, the number of Board meetings held, the number of Board committees, and the degree of involvement of the independent directors in the Board committees.

Director Independence

The corporate governance principles of ENB Financial Corp provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation, Nominating and Governance, and Trust Operations Committees, must meet the standards for independence as defined by the Securities and Exchange Commission (SEC) and Nasdaq.

Currently, the Corporation’s Board of Directors has ten (10) members. Eight (8) directors: Willis R. Lefever, Donald Z. Musser, Susan Y. Nicholas, Bonnie R. Sharp, J. Harold Summers, Mark C. Wagner, Paul M. Zimmerman, Jr., and Thomas H. Zinn, meet the standards for independence. This constitutes more than a majority of our Board of Directors. Two (2) directors: Aaron L. Groff, Jr. and Paul W. Wenger do not meet the standards of independence because they are employees of the Corporation.

In determining the directors’ independence, the Board considered loan transactions between the Bank and the directors, their family members, and businesses with whom they are associated, as well as any contributions made to non-profit organizations with which they are associated.  In each case, the Board determined that none of the transactions impaired the independence of the non-employee directors.

Role of the Board of Directors in Risk Oversight

The Corporation maintains a company-wide risk management program, affected by the Board of Directors, Management and other personnel, to measure and manage all aspects of risk to the Corporation, including credit, regulatory compliance, operational, legal, fiduciary, interest rate, liquidity, and strategic and reputational risks. The Board of Directors has the ultimate responsibility for the oversight of the company-wide risk management program by:

•	Knowing the extent to which management has established effective risk management;

•	Being aware of, and concurring with, the risk tolerance of the Corporation;
•	Reviewing the Corporation’s portfolio view of risk and considering it against the Corporation’s risk tolerance; and
•	Being apprised of the most significant risks and whether management is responding appropriately.

Meetings and Committees of the Board of Directors

During 2010, the Board of Directors of the Corporation held twenty-seven (27) meetings, and all the other committees combined held nineteen (19) meetings, for a total of forty-six (46) meetings.  Each of the directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served. The Board of Directors currently has the following committees:

•	Audit Committee
•	Building and Expansion Committee
•	Compensation Committee
•	Nominating and Governance Committee
•	Trust Operations Committee

Audit Committee. The members of the Audit Committee for 2010 were: Mark C. Wagner (Chair), Bonnie R. Sharp, and Thomas H. Zinn.  All members of the Audit Committee have been determined to be independent of management of the Corporation as outlined by the Securities and Exchange Commission (SEC) and Nasdaq rules for Audit Committees. The Audit Committee oversees the accounting and tax functions of the Corporation, recommends to the Board the engagement of independent auditors for the year, reviews with management and the auditors the plan and scope of the audit engagement, reviews the annual financial statements and any recommended changes or modifications to control procedures and accounting practices and policies, and monitors with management and the auditors the system of internal controls and accounting and reporting practices. The Board of Directors has not designated an Audit Committee Financial Expert, as defined in the Sarbanes-Oxley Act and applicable SEC rules and regulations.  The Board has not taken such action because it believes that each member of the Audit Committee has sufficient knowledge, in terms of financial experience and background, to perform his or her duties as a member of that Committee, and because it believes that an Audit Committee Financial Expert is not necessary considering the relative non-complexity of the business structure of the Bank and the Corporation and its financial statements. The Audit Committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Audit Committee held five (5) meetings during 2010.

The Audit Committee operates under a written charter which is available to shareholders on the Corporation’s website at www.enbfc.com/committee_charters.asp  or by contacting Paul W. Wenger, Secretary of the Corporation.

Building and Expansion Committee. The members of the Building and Expansion Committee for 2010 were: Thomas H. Zinn (Chair), Willis R. Lefever, and Donald Z. Musser. This committee provides guidance regarding the purchase of real estate, the construction and/or renovation of branch offices, and general improvements to facilities.  The Building and Expansion Committee met three (3) times during 2010.

Compensation Committee.  The members of the Compensation Committee for 2010 were:   Paul M. Zimmerman, Jr. (Chair), J. Harold Summers, and Mark C. Wagner.  All members of the Compensation Committee have been determined to be independent of management of the Corporation as outlined by the Securities and Exchange Commission (SEC) and Nasdaq. The Compensation Committee evaluates the Chief Executive Officer’s performance and makes recommendations to the Board of Directors concerning the Chief Executive Officer’s compensation based on its evaluation. The Compensation Committee also makes recommendations to the Board of Directors concerning the salaries and benefits of directors, officers, and employees of ENB Financial Corp and Ephrata National Bank.  The Compensation Committee met three (3) times during 2010.

The Compensation Committee operates under a written charter which is available to shareholders on the Corporation’s website at www.enbfc.com/committee_charters.asp  or by contacting Paul W. Wenger, Secretary of the Corporation.

Nominating and Governance Committee. The members of the Nominating and Governance Committee for 2010 were: Susan Y. Nicholas (Chair), Willis R. Lefever, and Paul M. Zimmerman, Jr. The Nominating and Governance Committee consists entirely of directors that are independent of management of the Corporation as outlined by the Securities and Exchange Commission (SEC) and Nasdaq. The Nominating and Governance Committee was established in 2009 to provide continuing assistance to the Board of Directors in matters relating to corporate governance, Board performance, and composition of the Board. The Nominating and Governance Committee met five (5) times during 2010.

The Nominating and Governance Committee operates under a written charter and Corporate Governance Guidelines which are available to shareholders on the Corporation’s website at www.enbfc.com/committee_charters.asp or by contacting Paul W. Wenger, Secretary of the Corporation.

Trust Operations Committee.  The members of the Trust Operations Committee for 2010 were: Donald Z. Musser (Chair), Susan Y. Nicholas, and J. Harold Summers.  This committee consists entirely of directors who are independent of management of the Corporation as outlined by the Securities and Exchange Commission (SEC) and Nasdaq. The Trust Operations Committee provides general supervision over all trust accounts held and managed in the Corporation’s Money Management Group and reviews all new and closed trust accounts.  This committee met three (3) times during 2010.

The Trust Operations Committee operates under a written charter which is available to shareholders on the Corporation’s website at www.enbfc.com/committee_charters.asp or by contacting Paul W. Wenger, Secretary of the Corporation.

Compensation of the Board of Directors

The following table summarizes the compensation paid by the Corporation during 2010 to Independent Directors as defined by the Securities and Exchange Commission (SEC), Nasdaq standards, and all applicable laws.  During 2010, all Directors received a semi-annual retainer of $3,000. In addition, they received $450 for each board meeting that they attended.  Board meetings were held two (2) times each month during 2010, with the exception of months containing five (5) Wednesdays, when three (3) board meetings were held.  Independent Directors also received $300 for attendance at separate committee meetings. Directors serving as Chairs of committees did not receive additional compensation for their role as Chair. The members of the Board of Directors of ENB Financial Corp also serve as members of the Board of Directors of Ephrata National Bank. Board meetings for ENB Financial Corp and Ephrata National Bank were held concurrently during 2010 and Directors did not receive additional compensation for attending both meetings.

	Fees Earned	All Other
Name	or Paid in Cash	Compensation	Total
	($)	($)	($)

Willis R. Lefever	19,350	0	19,350
Donald Z. Musser	18,600	0	18,600
Susan Y. Nicholas	20,250	0	20,250
Bonnie R. Sharp	19,650	0	19,650
J. Harold Summers	18,900	0	18,900
Mark C. Wagner	19,200	0	19,200

Paul M. Zimmerman, Jr.	16,800	0	16,800
Thomas H. Zinn	20,550	0	20,550

The Board of Directors believes that increasing the Board’s financial interest in the Corporation will create a unity of purpose and identity and will be beneficial to the growth of the Corporation. To provide non-employee directors of the Corporation with a convenient method of acquiring shares of the Corporation’s stock, the Board of Directors established the 2010 Non-Employee Directors’ Stock Plan effective June 1, 2010. Under the Plan, directors may elect to use the compensation they receive to purchase shares in the Corporation. All shares purchased through the 2010 Non-Employee Directors’ Stock Plan are purchased without a discount, at market price.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board.  Due to the infrequency of shareholder communications to the Board of Directors, the Board does not consider a formal process necessary.  Shareholders who wish to communicate to the Board of Directors should send their requests to Paul W. Wenger, Secretary, ENB Financial Corp, 31 East Main Street, P.O. Box 457, Ephrata, Pennsylvania 17522.  Written communications received by the Corporation from shareholders are shared with the full Board of Directors no later than the next regularly scheduled Board meeting.

Shareholder Proposals

If a shareholder wants to submit a proposal to be considered for inclusion in the proxy statement for next year’s annual meeting, it must be received in writing at the Corporation’s principal executive offices at 31 East Main Street, P. O. Box 457, Ephrata, Pennsylvania 17522, not later than Saturday, December 3, 2011. Proposals received after that date may be considered at the annual meeting, but they may not be included in the proxy statement at the Board’s discretion.

Nomination of Directors

Under the Corporation’s bylaws, nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors.  Other than the Corporation’s bylaws, the Board does not have a policy regarding nominations for election to the Board of Directors because of the infrequency of such nominations.  To make a nomination, a shareholder must mail a notice containing: the name, address, and principal occupation of the proposed nominee; the total number of shares owned by the proposed nominee; the total number of shares that, to the knowledge of the notifying shareholder, will be voted for the proposed nominee; and the contact information for the shareholder recommending the nominee to Mr. Paul W. Wenger, Secretary, ENB Financial Corp, 31 East Main Street, P.O. Box 457, Ephrata, Pennsylvania 17522.  Under the Corporation’s bylaws, such notice of nomination must be made not less than fourteen (14) days nor more than fifty (50) days prior to the date of any meeting of shareholders called for the election of directors.  If less than twenty-one (21) days of notice of the first meeting is given to shareholders, however, such notice of nomination shall be mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh (7th) day following the day on which the notice of the meeting was mailed.

ELECTION OF DIRECTORS

ENB Financial Corp’s bylaws provide that the number of directors consists of not less than five (5) and not more than twenty-five (25) persons. The bylaws also divide the Board of Directors into three classes as nearly equal in number as possible, with each class serving three-year terms to expire in successive years. Three (3) Class C directors will be elected at the 2011 Annual Meeting and, if elected, will serve until the 2014 annual meeting of shareholders. All nominees were approved by the Board of Directors which is currently comprised of ten (10) members.

The three (3) nominees for Class C director are:
•	Susan Y. Nicholas;
•	Mark C. Wagner; and
•	Paul W. Wenger

The three (3) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Unless otherwise instructed, proxies received from shareholders will be voted for the election of the nominees. The Board of Directors has no reason to believe that the nominees will be unable to serve if elected. However, if any nominee should become unable to serve for any reason, proxies received from shareholders will be voted in favor of a substitute nominee as the Board of Directors determines. Any vacancy occurring on the Board of Directors, for any reason, may be filled by appointment by a majority of the Board of Directors then in office, and each person so appointed shall be a director until the expiration of the term of the class of directors to which he or she was appointed.

Cumulative voting rights exist in connection with the election of directors, which means that each shareholder has the right, in person or by proxy, to multiply the votes to which he or she is entitled by the number of directors to be elected in a class and to cast the whole number of his or her votes for one nominee or to distribute all or fewer of them among two or more nominees in that class. Janice S. Eaby and John H. Shuey, the persons named as proxy holders, will have the right to vote cumulatively and to distribute their votes among nominees as they consider advisable, unless a shareholder indicates on his or her proxy card how he or she desires the votes to be cumulated for voting purposes.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees for director identified above.

Director Qualifications

The following paragraphs provide information, as of March 4, 2011, about the three (3) nominees to the Board of Directors whose term of office will expire at the 2011 Annual Meeting, and each of the seven (7) continuing directors. The information presented includes the age of each nominee and director, all positions he or she holds, his or her principal occupation and business experience for the past five years, the names of other publicly-held companies of which he or she currently serves as a director, or has served as a director, during the past five years, and information on the involvement with non-profit and community organizations that each nominee and director has told us about. In addition to the information presented below regarding specific experience and attributes and skills that the Board feels qualifies each nominee and director to serve as a director, the Board also believes that all nominees and directors have a reputation for integrity, honesty, and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to ENB Financial Corp, Ephrata National Bank, and the Board.

While the Corporation has no written policy requiring directors to attend the Annual Meeting of Shareholders, all members of the Board of Directors at the time, except for Mr. Wagner, were present at the 2010 Annual Meeting of Shareholders.

There are no family relationships among any of the directors or executive officers of ENB Financial Corp.

Information about the number of shares of common stock beneficially owned by each director appears in the “SHARE OWNERSHIP” section below under the heading “Beneficial Ownership by Directors, Nominees, and Executive Officers.”

Nominees for Election as Class C Directors for a term expiring at the 2014 Annual Meeting

Susan Y. Nicholas
Director since 2008
Age 51

Susan Y. Nicholas is an attorney and Partner in the law firm, Young and Young Attorneys at Law, in Manheim, Pennsylvania. Ms. Nicholas has 25 years of experience as an attorney, with specific legal practice in the areas of estates, trusts, and real estate. Along with her legal experience, Ms. Nicholas brings to the Board an interest and knowledge of corporate governance issues and a familiarity with the social and economic composition of the greater Manheim community. We believe Ms. Nicholas’ particular skills and attributes qualify her to serve as a director of Ephrata National Bank and ENB Financial Corp.

Mark C. Wagner
Director since 2007
Age 57

Mr. Wagner is Co-owner and President of White Oak Mills, Inc., located in Elizabethtown, Pennsylvania. White Oak Mills, Inc. manufactures livestock and poultry feeds and serves the agricultural communities throughout Southeastern Pennsylvania. Additionally, Mr. Wagner owns and operates several farms involved in livestock production. Mr. Wagner served for several years on the Economic Advisory Council of the Federal Reserve Bank of Philadelphia and as a director on numerous agriculture industry boards across Pennsylvania. In addition, Mr. Wagner currently serves as a director on the board of a local retirement community. We believe Mr. Wagner is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp because of his 31 years of business experience, his strong background in finance and administration, and his close involvement with the agriculture industry in Lancaster County, Pennsylvania.

Paul W. Wenger
Director since 2008
Age 61

Mr. Wenger has served as Vice President and Secretary of ENB Financial Corp since January 1, 2009, Treasurer of ENB Financial Corp from July 1, 2008 to December 31, 2008, and Senior Vice President and Cashier of Ephrata National Bank since 1999. Mr. Wenger has been an employee of Ephrata National Bank since 1967, serving in various capacities and offices. We believe he is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp because of his 44 years of experience in bank management, his strong background in bank automation, operational and procedural matters, and his expertise in shareholder relations and other corporate issues.

Continuing as Class A Directors for a term expiring at the 2013 Annual Meeting

Aaron L. Groff, Jr.
Director since 1999
Age 61

Aaron L. Groff, Jr. has served as Chairman, President, and Chief Executive Officer of ENB Financial Corp since July 1, 2008, and as Chairman, President, and Chief Executive Officer of Ephrata National Bank since January 1, 1999. Mr. Groff has been an employee of Ephrata National Bank since 1967, and has served in various officer positions including Cashier from 1980 to 1998, and Vice President from 1984 to 1998. In addition to his experience at Ephrata National Bank and ENB Financial Corp, Mr. Groff has served on the Board of Directors of the Federal Reserve Bank of Philadelphia since 2007 and currently serves as the Chairman of the Audit Committee of the Federal Reserve Bank of Philadelphia,

providing Mr. Groff with insights into the regional and national financial markets.  Also, Mr. Groff has served as a member of the Board of Directors of the Pennsylvania Bankers Association since 2009, and is currently a director for several local non-profit and faith-based organizations.  We believe Mr. Groff’s qualifications to be a director of Ephrata National Bank and ENB Financial Corp include his 44 years of experience in all aspects of the banking industry, and his involvement and thorough understanding of the communities the Corporation serves.

J. Harold Summers
Director since 1996
Age 68

Mr. Summers is Chairman of the Board of Lester R. Summers, Inc., a trucking firm located in Ephrata, Pennsylvania that serves a multi-state region. Mr. Summers has over 47 years of management experience in the trucking industry, and has served as President and Chief Executive Officer of Lester R. Summers, Inc. for 34 years. In his position with Lester R. Summers, Inc., Mr. Summers has been responsible for all aspects of the company’s financial matters and management issues. Mr. Summers is also co-owner of Summers Freight Brokerage, Inc. and serves as Secretary for Tire Consultants, Inc., both located in Ephrata, Pennsylvania. Mr. Summers is a member of the American Trucking Associations and serves as Secretary of the Pennsylvania Motor Truck Association, two trade firms representing the trucking industry. In addition to his years of business experience, Mr. Summers has also been involved in political and civic organizations. Because of his many years of business experience and his strong background in business finance and corporate management, we believe Mr. Summers is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp.

Paul M. Zimmerman, Jr.
Director since 1999
Age 59

Mr. Zimmerman is President of Paul B. Zimmerman, Inc., located in Ephrata, Pennsylvania. Paul B. Zimmerman, Inc. is the parent company of Paul B, LLC, a retail hardware store; PBZ, LLC, a manufacturing business; and Keystone Koating, LLC, a powder coating business. The Paul B. Zimmerman, Inc. family of companies serves the agricultural, commercial, and consumer markets in Northern Lancaster County, Pennsylvania. In addition to his 36 years of business experience, Mr. Zimmerman is actively involved in the community, serving as a board member of several non-profit and faith-based organizations. We believe that Mr. Zimmerman’s strong business experience in purchasing, sales, and finance and his broad understanding of the business and social community he serves qualify him as a director of Ephrata National Bank and ENB Financial Corp.

Thomas H. Zinn
Director since 1990
Age 68

Mr. Zinn is the President of Hauenstein Agency, Inc., a real estate sales, rental, and property management company in Ephrata, Pennsylvania. Mr. Zinn has over 39 years of experience in real estate-related business, including property appraisal, and has a strong background in small business financial and management issues. In addition to his business experience, Mr. Zinn is involved in civic organizations. We believe that Mr. Zinn is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp because of his business experience and his particular knowledge of real estate in the communities served by the Corporation.

Continuing as Class B Directors for a term expiring at the 2012 Annual Meeting

Willis R. Lefever
Director since 2004
Age 56

Mr. Lefever is Owner of Lefever Construction, a home builder and land development proprietorship, and owner of Lefever Auto Sales, LLC, a used car dealership, both near Ephrata, Pennsylvania. In addition to demonstrating strong business acumen in his successful management of small businesses for more than 32 years, we believe Mr. Lefever is qualified to be a director of Ephrata National Bank and ENB Financial Corp because of his understanding of the land development and building industry in Lancaster County.

Donald Z. Musser
Director since 2007
Age 50

Mr. Musser is Owner of Little Stream Auto Rentals in New Holland, Pennsylvania. In addition to his 26 years of experience in business, Mr. Musser is very active in non-profit and faith-based service and health organizations in Northern Lancaster County, currently serving as a member of the Board of Directors of The Welsh Mountain Home, Chairman of the Board of Directors of Locust Street Inn, Board Secretary of Lighthouse Vocational Services, and Board Secretary of Community Aid Relief Effort. Because of his business experience and his particular understanding of the needs of the geographical and social communities of which he is a part, we believe Mr. Musser is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp.

Bonnie R. Sharp
Director since 2002
Age 55

Bonnie R. Sharp is Co-owner of Sharp Shopper, Inc., and Sharp Properties, LP, both headquartered in Ephrata, Pennsylvania. Ms. Sharp is directly involved with the business operations of Sharp Shopper, Inc., a grocery retailer with six locations in Pennsylvania and Virginia, and Sharp Properties, LP, a partnership that owns a shopping center and rents space to retail businesses. In addition to her 24 years of retail business experience, Ms. Sharp also serves as a board member of Ephrata Community Hospital. We believe Ms. Sharp is qualified to serve as a director of Ephrata National Bank and ENB Financial Corp because she is able to contribute her sense of business issues and her understanding of the economic conditions and needs of the retail communities in which the Corporation provides financial services.

SHARE OWNERSHIP

Beneficial Ownership by Principal Holders

The following table shows, to the best of our knowledge, the names and addresses of each person or entity who owned shares of record, or who is known by the Board of Directors to be the beneficial owner of more than 5% of ENB Financial Corp’s outstanding common stock as of March 4, 2011.

	Shares Beneficially	Percentage of Outstanding Common
Name and Address	Owned	Stock Beneficially Owned

J. Harry Hibshman Scholarship Fund Trust	892,800 (1)	31.28%
C/O ENB’s Money Management Group
31 East Main Street
Ephrata, Pennsylvania 17522
________________________________

(1) Directors Emeriti John H. Shuey, Walter K. Trumbauer, and Noah W. Wenger, are trustees of the J. Harry Hibshman Scholarship Fund Trust.

Beneficial Ownership by Directors, Nominees and Executive Officers

The following table shows, as of March 4, 2011, the amount and percentage of ENB Financial Corp’s outstanding common stock beneficially owned by each director and nominee, each named executive officer, and all directors, nominees, and named executive officers as a group.

Beneficial ownership of shares of ENB Financial Corp common stock is determined in accordance with the definitions of beneficial ownership in the General Rules and Regulations of the Securities and Exchange Commission and may include stock owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as stock that the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within sixty (60) days after March 4, 2011.  In the table, the number of shares owned by the indicated persons is rounded to the nearest whole share.  The percentage of outstanding ENB Financial Corp common stock owned by each director, nominee or named executive officer is less than 1% unless otherwise indicated.

Name of Individual	Amount and Nature of	Percentage
or Identity of Group	Beneficial Ownership	of Class

Directors and Nominees

Aaron L. Groff, Jr.	6,597 (1)	*
Willis R. Lefever	7,017 (2)	*
Donald Z. Musser	2,326 (3)	*
Susan Y. Nicholas	2,374 (4)	*
Bonnie R. Sharp	2,055 (5)	*
J. Harold Summers	9,131 (6)	*
Mark C. Wagner	4,191 (7)	*
Paul W. Wenger	5,429 (8)	*
Paul M. Zimmerman, Jr.	4,948 (9)	*
Thomas H. Zinn	14,730 (10)	*

Executive Officers

Dale G. Burkholder	2,173 (11)	*
James B. Dull	1,187 (12)	*

Barry W. Harting	2,990 (13)	*
Mary E. Leaman	706 (14)	*
Scott E. Lied	3,864 (15)	*

All Directors, Nominees, and
Executive Officers as a Group (15 persons)	69,718	2.44%

____________________________

*	indicates beneficial ownership of less than 1%

(1)	Includes 1,000 shares held individually by Mr. Groff, 4,597 shares held jointly with his spouse, and 1,000 shares held individually by his spouse.

(2)	Includes 1,040 shares held individually by Mr. Lefever, 5,827 shares held jointly with his spouse, and
150 shares held by his parents for whom Mr. Lefever serves as Power of Attorney.

(3)	Mr. Musser holds these shares individually.

(4)	Ms. Nicholas holds these shares individually.

(5)	Ms. Sharp holds these shares individually.

(6)	Includes 1,650 shares held individually by Mr. Summers and 7,481 shares held individually by his spouse.

(7)	Mr. Wagner holds these shares individually.

(8)	Includes 250 shares held individually by Mr. Wenger and 5,179 shares held jointly with his spouse.

(9)	Includes 571 shares held individually by Mr. Zimmerman and 4,377 shares held individually by his spouse.

(10)	Includes 7,430 shares held individually by Mr. Zinn, 5,300 shares held jointly with his spouse, and 2,000 shares held individually by his spouse.

(11)	Mr. Burkholder holds these shares individually.

(12)	Mr. Dull and his spouse hold these shares jointly.

(13)	Includes 963 shares held individually by Mr. Harting and 2,027 shares held jointly with his spouse.

(14)	Ms. Leaman holds these shares individually.

(15)	Mr. Lied and his spouse hold these shares jointly.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the directors, executive officers, and 10% shareholders of the Corporation file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership as to the shares of common stock and other equity securities of ENB Financial Corp beneficially owned by them.

Based solely on its review of copies of the forms received, the Corporation believes that during the fiscal year ended December 31, 2010, all filing requirements applicable to its directors and executive officers were complied with in a timely fashion.

EXECUTIVE OFFICERS

The following table presents selected information about executive officers of ENB Financial Corp and Ephrata National Bank as of the record date, March 4, 2011.  These officers are elected annually by the Board of Directors and hold office at the Board’s discretion.

		Principal Occupation for the Past Five Years and
Name	Age	Position Held with ENB Financial Corp and Ephrata National Bank

Aaron L. Groff, Jr.	61
Chairman of the Board of Directors, President, and Chief Executive Officer of ENB Financial Corp since July 2008; and Chairman of the Board of Directors, President, and Chief Executive Officer of Ephrata National Bank since 1999.

Dale G. Burkholder	62	Senior Vice President and Senior Loan Officer of Ephrata National Bank since 2000; Vice President and Senior Loan Officer of Ephrata National Bank from 1985 to 2000.

James B. Dull	53
Senior Vice President, Senior Operations and Technology Officer of Ephrata National Bank since October 2008; Vice President, Information Systems of Ephrata National Bank from January 1996 to October 2008.

Barry W. Harting	54	Senior Vice President, Risk Management Officer of Ephrata National Bank since August 2008; Senior Vice President, Administrative Services of Ephrata National Bank from 1998 to August 2008.

Mary E. Leaman	57	Vice President and Senior Retail Officer of Ephrata National Bank since August 2008; Assistant Vice President and Branch Office Manager of Ephrata National Bank from July 2004 to August 2008.

Scott E. Lied	49	Treasurer of ENB Financial Corp since January 2009; and Senior Vice President and Chief Financial Officer of Ephrata National Bank since 2004.

Paul W. Wenger	61
Vice President and Secretary of ENB Financial Corp since January 2009; Director since December 2008; Treasurer of ENB Financial Corp from July 2008 to December 2008; and Senior Vice President and Cashier of Ephrata National Bank since 1999.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objectives

The Corporation’s Compensation Philosophy is to offer competitive compensation opportunities to all employees based upon individual contribution and personal performance.  The Corporation designs Executive Compensation Packages to attract and retain key management employees and to motivate these employees to take actions that enhance shareholder value and attain the Corporation’s goals.  The Executive Compensation Policies are intended to ensure that each Executive has a stake in enhancing and promoting Corporation products and services, improving profitability, and providing increased shareholder value through growth of the Corporation’s Common Stock and the payment of dividends.

Compensation Committee Membership

ENB Financial Corp’s Compensation Committee is comprised of the following three (3) Independent members of the Board of Directors who serve for a one-year renewable term.

•	Paul M. Zimmerman, Jr. – Chair
•	J. Harold Summers
•	Mark C. Wagner

Compensation Committee Responsibilities and Process

The Compensation Program is administered by the entire Board of Directors as recommended by the Compensation Committee.  The Compensation Committee is responsible for establishing the Corporation’s Compensation Philosophy and making compensation recommendations regarding the position of Chairman, President, and CEO.  The Compensation Committee also makes recommendations to the Board of Directors concerning the salaries and benefits of directors, officers, and employees of ENB Financial Corp and Ephrata National Bank. The responsibilities of the Compensation Committee include:

•	Establishing Compensation Policies;
•	Determining Base Salaries and Bonus amounts;
•	Annually approving (along with the entire Board of Directors) the Bank’s Compensation Policies;
•	Evaluating and determining the types of benefits appropriate to enhance the Executive Compensation Program Objectives; and
•	Approving target financial performance levels.

The Committee meets with the Vice President of Human Resources of the Corporation, who provides an analysis of the survey results (discussed below) and a workforce comparison.  The Committee reviews survey projections of grade-range changes, average-wage increases, and specific job-related minimums, midpoints, and maximums paid by competing survey participants.  The Committee also recommends methods of handling employee compensation that fall below or above the Corporation’s grade ranges.

The Committee reviews guidelines for compensation, bonus, and other compensation perquisites for all Corporation and Bank employees.  All employees, including Executives, receive annual Performance Appraisals, reviewing goal attainment and overall job performance.  The Chairman, President, and CEO conducts the Performance Appraisals of Executive Officers and members of the Management Team.

The Compensation Committee operates under a written charter which is available to shareholders on the Corporation’s website at www.enbfc.com/committee_charters.asp  or by contacting Paul W. Wenger, Secretary of the Corporation.

Chairman, President, and CEO Performance Review

The Compensation Committee annually conducts a review of the Chairman, President, and CEO’s job performance.  As with all other positions within the organization, the Corporation uses a formal system of job evaluation for the Chairman, President, and CEO.  The Compensation Committee provides a written CEO Performance Evaluation form to all independent members of the Board of Directors.  Each member completes an Evaluation that covers Goal Attainment, Management Decisions, General Corporate Operations, and Overall Corporate Performance.  Following receipt of the completed evaluations, an overall rating is calculated.  The results and any recommendation for a compensation change are discussed with the remaining independent members of the Board of Directors, who make a decision regarding a compensation change.  Many items play a role in determining the level of annual compensation for the Chairman, President, and CEO, including:

•	Performance data;
•	Salary survey data from the Corporation’s peer group; and
•	General Corporate performance.

In determining whether the Base Salary of the Chairman, President, and CEO should be adjusted, the Board of Directors takes into account non-quantitative individual performance and quantitative performance factors of the Corporation, plus information regarding compensation paid to Executives performing similar duties for financial institutions in the Corporation's market area.

While the Compensation Committee does not use predetermined numerical formulas to determine changes in compensation for the Chairman, President, and CEO, it weighs a variety of different performance factors in its deliberations.  It has emphasized, and will continue to emphasize, the Corporation’s Profitability, Capital Position and Income Level, and Return on Tangible Equity, as well as  the individual’s Leadership and Managerial Qualities, Personal Qualities, Judgment, Knowledge and Skills, Board Relations, Bank Staff Relations, Community Relations, and Political Effectiveness, as factors in setting the compensation for the position of Chairman, President, and CEO.

Committee recommendations are presented to the entire Board of Directors and the proposals are approved and ratified or sent back to the committee for additional review and re-presentation at a later date.  The Chairman, President, and CEO does not participate in, and is not present for, these discussions.  Only independent (non-employee) board members participate in these discussions.

Elements of the Executive Compensation Program

The Corporation’s Executive Compensation Package includes Base Salary, Bonuses, Insurance, Retirement Plans, Stock Purchase Plans, and in certain instances, a Company-provided Car, and Director Fees.

The Corporation is managed by an eleven-member management team which includes the President and CEO and the named executive officers.  The Management Team oversees the various functional units within the Corporation and reports to the President and CEO.

At year-end 2010, four (4) of the management team members, all of which are named executive officers, have greater than 25 years of service and three (3) management team members, including one (1) named executive officer, have greater than 10 years of service at the Corporation.  The remaining four (4) management team members have lesser service at the Corporation, but bring experience from other financial institutions.

Of the eleven (11) total management team members, all but one of the members received promotions into their present management-level positions.  The promoted members continue to receive benefits similar to all other Corporation employees during their service.  The current philosophy of the Corporation is that promotions to Executive or Management status do not result in additional compensation or benefits beyond a Base Salary increase.  Base Salary has been Executives’ and Managements’ major form of compensation for increased responsibilities.  This internal movement has allowed the Corporation to retain quality Executives and Managers without having to provide additional perquisites other than larger Base Salaries.  However, the necessity of perquisites continues to be evaluated and considered as part of the larger succession-planning endeavor.

Base Salaries

Base Salaries are a major component of Executive and Management compensation and are reviewed every year to determine if a change is appropriate.  The Corporation participates in various salary surveys each year and makes adjustments to Base Salaries supported by:

•	Survey comparisons;
•	The Corporation’s performance;
•	The individual’s performance;
•	The individual's level of responsibility; and
•	Position responsibilities.

Compensation and Benefits Survey/Benchmarking

The following Compensation and Benefit Surveys are used to determine market values of positions and other trends in Executive Compensation:

•
The Webber Survey (1) provides direct banking comparisons to both local and regional banks in Pennsylvania, plus comparisons by asset size.  Webber and Associates performs an annual Compensation and Benefit Survey.  The results are reviewed, analyzed, and compared to internal pay and benefits for equity and competitiveness.

•
Compdata Surveys (2) provide a broader perspective on market trends by including both bank and non-bank comparisons.  This survey provides data by geographical locations, including National, U.S. Regional (Mid-Atlantic), State, and Local Regional (Central PA).  In some cases, a city or county comparison is also included where sufficient employee positions are surveyed.

•
Various other surveys (3) are used to identify more local compensation trends.  These include local chamber of commerce surveys, independent banking surveys between local banks (often very job-specific) and local human resource group surveys.  Participation in these surveys varies from year to year because not every group surveys annually.  The surveys do not disclose specific salaries at other institutions, but provide salary ranges based upon asset size and location.

(1)
The following Regional Survey Participants were used for Executive Compensation planning purposes: Adams County National Bank, AgChoice Farm Credit, Bank of Landisburg, Centric Bank, Ephrata National Bank, F&M Trust Company, First National Bank of Mercersburg, Mid Penn Bank, Orrstown Bank, Pennsylvania State Employees Credit Union, and York Traditions Bank.  In addition, the following Survey Participants with asset sizes from $500,000,000 to $999,999,999 were used for Executive Compensation planning purposes: 1st Summit Bank, Abington Bank, Adams County National Bank, Community Banks and Trust, Dime Bank, Ephrata National Bank, F&M Trust Company, Fidelity Bank, Fidelity Deposit and Discount Bank, First Citizens Bank, First Columbia Bank and Trust, First Keystone National Bank, Jersey Shore State Bank, Mid-Penn Bank, Peoples National Bank, Somerset Trust Company, and Washington Financial Bank.

(2)	Individual Participant Names are not provided with this survey. Included in this survey were sixteen (16) Commercial Banks and seven (7) Credit Unions.

(3)	Individual Participant Names are not provided with these surveys.

The Corporation targets Base Salaries at the 50th percentile of other comparably sized and regionally located financial institutions as reported in the compensation surveys.  (The 50th percentile represents the market value of an experienced and qualified individual in a similarly situated position.)

In comparing the Base Salary of the named Executive Officers to the average of the salary surveys, the Base Salaries fell as follows:

Aaron L. Groff, Jr. – Chairman, President, and CEO

Base Salary fell between the minimum and the midpoint, or 42.73% place in range.  Following the Compensation Committee’s analysis, an increase of 5% was recommended to adjust the President and CEO’s Base Salary to 54.28% place in range of the survey data.

Dale G. Burkholder – Senior Vice President and Senior Loan Officer

Base Salary fell between the minimum and the midpoint, or 42.40% place in range.  Following the President’s performance evaluation, an increase of 2.95% was recommended to adjust the Sr. VP., Senior Loan Officer’s Base Salary to 49.14% place in range of the survey data.

James B. Dull – Senior Vice President, Senior Operations and Technology Officer

Base Salary fell above the midpoint of the range, or 62.75% place in range.  Following the President’s performance evaluation, an increase of 3.20% was recommended to adjust the Sr. VP., Senior Operations and Technology Officer’s Base Salary to 70.63% place in range of the survey data.

Scott E. Lied – Treasurer of ENB Financial Corp and Senior Vice President and Chief Financial Officer

Base Salary fell between the minimum and the midpoint, or 1.39% place in range.  Following the President’s performance evaluation, an increase of 3.53% was recommended for a performance increase and a 5% place in range salary adjustment was recommended to adjust the Sr. VP., Chief Financial Officer’s Base Salary to 20.82% place in range of the survey data.

Paul W. Wenger – Vice President and Secretary of ENB Financial

Base Salary fell between the minimum and the midpoint, or 8.12% place in range.  Following the President’s performance evaluation, an increase of 2.95% was recommended to adjust the VP., Secretary of ENB Financial Corp’s Base Salary to 20.82% place in range of the survey data.

Bonuses

An Annual Employee Holiday Bonus is paid to all employees before year-end based on “total worked” compensation.  Executives receive the same bonus percentage as all other employees; the larger dollar amount of the Executive bonus is attributable to higher annual compensation.

An Annual Performance Bonus is considered in February of each year.  The Corporation determines if general corporate income and growth goals have been met or surpassed in the prior year and a determination is made whether a Performance Bonus will be paid to employees.  The Corporation does not provide a formalized Executive Bonus Plan as a perquisite.  No Annual Performance Bonus was paid in 2010.

Insurance

Health, Life, and Disability Insurance

As is standard in the industry, all employees receive various types of insurance based on Standard Hours Worked per Week.  Executives receive insurance benefits similar to other full-time employees.  Executives do not receive any insurance perquisites based upon their position.  Insurance coverage for employees working thirty (30) or more standard hours per week includes:

•	Health Insurance
•	Disability Insurance
•	Life Insurance (Five (5) times an employee’s annualized salary to a maximum of $400,000)

Health, Life, and Disability Insurance are not tied to Corporate or individual performance.  The expense of providing such benefits to all employees is not taken into account when determining specific salaries of the named Executives, and is seen as a cost of doing business.

Bank Owned Life Insurance (BOLI)

During 2006 and 2007, all Vice Presidents and members of Senior Management were invited to participate in the Corporation’s purchase of Bank Owned Life Insurance (BOLI).  BOLI is typical in the financial services industry as an investment vehicle for the Corporation that allows greater employee benefits to be offered at a lower cost, and encourages employment longevity. In addition to being considered an investment vehicle for the Corporation, BOLI also provides life insurance coverage.  The life insurance coverage is placed on the lives of the employees who agree to participate, and the Corporation receives the death payment benefit when the employee dies.  To reward their participation in  BOLI, the Corporation purchases additional life insurance coverage for each participant at one (1) times their annualized salary.  All Vice Presidents and members of Senior Management, including the named Executive Officers, chose to participate in BOLI, and the cost of the additional life insurance coverage for the named Executive Officers is included in the Other Compensation table on page 22.

During 2010, there were no additions to BOLI.

Retirement Plans

The Corporation considers it important to assist employees in saving for retirement and retirement plans encourage employees to remain in the employment of the Corporation.  In order to have a diversified retirement program for employees and to encourage participation, the Corporation has established two (2) types of retirement plans for its employees; a Defined Contribution Pension Plan, and a 401(k) Savings Plan.

Stock and Stock Option Awards

Currently the Corporation does not have a Stock Option or Stock Award Program.  Our current compensation model maintains Base Salary and Annual Bonuses as the major components of compensation.

Severance Plan

The Corporation has a Severance Plan that is available to employees based on the circumstances of their release and with the approval of the Board of Directors.  Since its inception in 2002, the Severance Plan has been used infrequently for long-term non-exempt employees.  The Severance Plan could be available for any employee being released from employment for reasons other than willful misconduct or general performance issues, but such payment is solely at the discretion of the Board of Directors depending upon the individual circumstances.

Executive Contracts and Change of Control Agreements

There are no Employment, Change of Control, or other contracts between ENB Financial Corp or Ephrata National Bank and any of its Executives or other employees.

Other Forms of Compensation (Perquisites)

Company Car for Chairman, President, and CEO

Given his position and the amount of time he spends on Corporate and Bank business outside the office, a Company car is provided for one Bank Executive – the Chairman, President, and CEO – for personal and business purposes.  Personal use of the car is taxable, based on standard IRS lease value tables, and is included in the Other Earnings Table on page 22.

Director Fees

In 2010, two Executives, named below, received Director Fees for their participation on the Bank’s Board of Directors.  The Director Fees they received are included in the Other Earnings Table on page 22.

•	Aaron L. Groff, Jr. (Chairman, President, and CEO of ENB Financial Corp and Ephrata National Bank)
•	Paul W. Wenger (Secretary of ENB Financial Corp and Senior Vice President and Cashier of Ephrata National Bank)

Other Forms of Compensation (Non-Perquisites)

Employee Stock Purchase Plan - Discount Earnings

The Corporation believes that exceptional performance is achieved through an ownership culture that encourages employees to become shareholders.  In an effort to align the interests of the Corporation’s employees with the interests of its shareholders, the Corporation offers an Employee Stock Purchase Plan (ESPP) to all eligible employees.  Employees, including named Executive Officers, participating in the ESPP receive a 10% discount off the quarter-end market price of the Corporation’s Common Stock.  Eligible employees are those who have been employed five (5) months or longer and whose Standard Hours per Week are twenty (20) or greater.

Discounted stock can only be purchased using payroll-deduction dollars taken throughout the quarter, plus dividends applied on previously owned ESPP shares.  ESPP Discount Earnings for named Executive Officers are included in the Other Earnings Table.  A description of the ESPP can be found on page 26.

Service Awards

Service Awards are available to all employees who are regular full-time and regular part-time employees and are based upon their length of service.  There is no differentiation for Service Awards between named Executive Officers and other employees.  Employees receive awards beginning at five (5) years of employment and continuing in five-year increments thereafter.  The awards vary from a $50 Gift Card for five (5) years of service to cash awards that begin at the ten-year anniversary and continue, in increasing amounts, after the completion of each additional five (5) years of service.  Service Awards are offered to provide an incentive to remain in the employment of the Corporation.

Service Awards for named Executive Officers are included in the Summary Compensation Table on page 21 and in the Other Compensation Table on page 22.

Short and Long-Term Incentive Plans

The Corporation continues to use Base Salary and Bonuses as the core components of Executive Compensation because it provides the Executive with solid compensation that is not tied to market fluctuations.  Therefore, throughout 2010, there were no Short-Term or Long-Term Incentive Plans in place, and no Executive Officer received any Short-Term or Long-Term Incentives through an earlier Incentive Plan.

Differences Among Compensation Awarded to Named Executive Officers

All Executive Officers receive similar compensation.  Any difference in the amount of compensation award is based upon position, performance levels, and length of service with the Corporation.  There are no incentives awarded to Executive Officers.

Executive Compensation

The information in the following table concerns the annual compensation for services in all capacities to ENB Financial Corp and Ephrata National Bank for the fiscal year ended December 31, 2010, of those persons who were, at December 31, 2010, (i) the Chief Executive Officer, (ii) the Chief Financial Officer, and (iii) the other three most highly compensated executive officers of the Corporation and the Bank, to the extent such person’s total compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

				All
Name and				Other	Total
Principal Position	Year	Salary	Bonus	Compensation	Compensation
		($)(1)	($)(2)	($)(3)	($)(4)

Aaron L. Groff, Jr.	2010	218,017	4,360	49,010	271,387
Chairman of the Board,	2009	205,677	4,113	44,582	254,372
President, and CEO	2008	205,677	4,113	48,790	258,580

Dale G. Burkholder	2010	127,293	2,559	11,599	141,451
Senior Vice President,	2009	122,692	2,455	13,725	138,872
Senior Loan Officer	2008	117,973	2,359	11,379	131,711

Paul W. Wenger	2010	124,956	2,499	30,985	158,440
Senior Vice President	2009	120,149	2,401	29,844	152,394
and Cashier	2008	115,141	2,302	13,201	130,644

James B. Dull	2010	119,620	2,392	11,631	133,643
Senior Vice President,	2009	115,019	2,300	11,121	128,440
Operations & Technology	2008	107,424	2,148	10,060	119,632

Scott E. Lied	2010	112,401	2,248	11,210	125,859
Senior Vice President,	2009	103,269	2,065	10,082	115,416
Chief Financial Officer	2008	99,297	1,985	9,953	111,235

 Summary Compensation Table Key

(1)	Base Salary
(2)
An Annual Employee Holiday Bonus is paid to all employees before year-end based on “total worked” compensation.  Bank Executives receive the same bonus percentages as all other employees; the larger dollar amount of the Executive bonus is attributable to higher annual compensation.

(3)
All Other Compensation – Includes Total Other Earnings in the OTHER COMPENSATION TABLE on  page 22, and Pension Forfeitures and Pension Contributions, (2) through (4), on the DEFINED CONTRIBUTION PENSION PLAN TABLE on page 24.

(4)	Total of (1) through (3)

OTHER COMPENSATION TABLE

				Group	BOLI
				Life	Participation	Inside	401(k)	10%	Total
Name and		Company	Service	Insurance	Extra Life	Director's	Corporate	Discount	Other
Principal Position	Year	Auto	Awards	Premiums	Premiums	Fees	Match Dollars	ESPP Shares	Earnings
		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)

Aaron L. Groff, Jr.	2010	7,472	0	1,008	914	17,250	5,414	332	32,390
Chairman of the Board,	2009	4,374	0	1,008	914	16,350	0	330	22,976
President, and CEO	2008	7,848	0	1,008	736	17,250	0	309	27,151

Dale G. Burkholder	2010	0	800	1,008	422	0	1,594	342	4,166
Senior Vice President,	2009	0	0	1,008	422	0	0	1,858	3,288
Senior Loan Officer	2008	0	0	1,008	353	0	0	314	1,675

Paul W. Wenger	2010	0	0	1,008	422	18,150	3,213	1,063	23,856
Senior Vice President	2009	0	0	1,008	422	17,250	0	1,075	19,755
and Cashier	2008	0	0	1,008	353	1,400	0	990	3,751

James B. Dull	2010	0	0	1,008	515	0	3,043	300	4,866
Senior Vice President,	2009	0	0	1,008	515	0	0	199	1,722
Operations & Technology	2008	0	0	1,008	353	0	0	177	1,538

Scott E. Lied	2010	0	0	1,008	462	0	2,866	812	5,148
Senior Vice President,	2009	0	0	1,008	462	0	0	712	2,182
Chief Financial Officer	2008	0	150	1,008	316	0	0	930	2,404

Other Compensation Table Key

(1)	Personal-use expense for Company-provided automobile – a perquisite.
(2)	Service Awards given to all employees in five-year increments.
(3)	Group Life Insurance Premium – Full-time employees receive Life Insurance Coverage at 5 times their annualized salary.
(4)	Provided as incentive to participate in Bank Owned Life Insurance (BOLI). All Vice Presidents and Senior Vice Presidents were asked to participate.
(5)	Inside Directors’ fees paid.
(6)	401(k) Savings Plan Corporate Match Dollars. See 401(k) Savings Plan – Match Data Table on page 26.
(7)	All participating employees receive 10% discount on stock purchased through the Employee Stock Purchase Plan.
(8)	Total of (1) through (7).

RETIREMENT PLANS

Defined Contribution Pension Plan

The Corporation has established a Defined Contribution Pension Plan covering all employees aged 21 or older who work 1,000 or more hours in a calendar year and have completed at least one year of service. Entry into and participation in the Defined Contribution Pension Plan begins on January 1 or July 1 after meeting the eligibility requirements.  Normal retirement is at age 65.  A late retirement feature exists within the Defined Contribution Pension Plan whereby a participant who has attained age 65 may continue to participate and receive employer contributions.  A participant is fully vested after 6 years and is automatically vested upon death or retirement due to disability.

There is a graded vesting schedule for other termination of employment: 20% after two years, 40% after three years, 60% after four years, 80% after five years, and 100% after six years.  The timing and form of the distribution of benefits is at the Corporation’s discretion, except in cases of death or retirement at age 65.

The Defined Contribution Pension Plan is administered by a third party and Ephrata National Bank serves as the Trustee.

The Corporation makes annual contributions to eligible employee pension accounts equal to 5.0% of the employee’s eligible annual income. Employees earning over the Social Security maximum receive an additional annual contribution of 5.0% of all eligible dollars earned that are over the Social Security maximum. In 2010 the Social Security maximum was $106,800. Beginning in 2010 the Corporation’s contribution into the Defined Contribution Pension Plan was reduced from 7.5% to 5% of eligible earnings and the 401(k) Savings Plan was amended to include a 2.5% match by the Corporation on all employee contributions up to 5% of eligible compensation.

For purposes of the Defined Contribution Pension Plan, covered compensation was limited to $245,000 in 2010 and 2009, and $230,000 in 2008.  Total contributions to the Defined Contribution Pension Plan were $387,171 in 2010, $531,330 in 2009, and $526,616 in 2008.

In 2010, the Corporation contributed the following amounts to the Defined Contribution Pension Plan on behalf of the named Executive Officers: Aaron L. Groff, Jr., Chairman of the Board, President and Chief Executive Officer, $16,620; Dale G. Burkholder, Senior Vice President and Senior Loan Officer, $7,433; Paul W. Wenger, Senior Vice President and Cashier, $7,128; James B. Dull, Senior Vice President and Senior Operations and Technology Officer, $6,765; and Scott E. Lied, Senior Vice President and Chief Financial Officer, $6,062.

Larger contributions to the Defined Contribution Pension Plan for named Executive Officers are attributable to their higher Base Salaries.  Defined Contribution Pension Plan contributions for named Executive Officers are included as All Other Compensation in the Summary Compensation Table on page 21.

401(k) Savings Plan

The ENB 401(k) Savings Plan was introduced in 2001 as a method to allow employees to save additional funds for retirement above the pension offered through the Bank’s Defined Contribution Plan.  The initial 401(k) Savings Plan did not provide a match of any employee contributions.  In 2010, the 401(k) Savings Plan was amended to allow all employees to participate and to provide a 2.5% Corporation match on all employee contributions up to 5% of eligible compensation. The Corporation began matching contributions for 401(k) Savings Plan participants to encourage its employees to save for their retirement. Since the Corporation began matching 401(k) Savings Plan contributions, participation rates in the Plan increased from 40.4% in 2009 to 76.3% in 2010.

DEFINED CONTRIBUTION PENSION PLAN TABLE

		1-Jan		5.00%	5.00%	Pension	Total $	31-Dec
Name and	Plan	Pension Plan	Pension	Pension	Pension	Investment	Change in	Pension Plan
Principal Position	Year	Value	Forfeitures	Contribution	Contribution	Earnings	Pension	Value
		($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)

Aaron L. Groff, Jr.	2010	675,432	0	10,980	5,640	80,228	96,848	772,280
Chairman of the Board,	2009	542,775	0	15,735	5,871	111,051	132,657	675,432
President, and CEO	2008	630,978	0	15,599	6,040	(109,842)	(88,203)	542,775

Dale G. Burkholder	2010	364,336	0	6,387	1,046	43,276	50,709	415,045
Senior Vice President,	2009	293,790	0	9,389	1,048	60,109	70,546	364,336
Senior Loan Officer	2008	343,964	0	8,817	887	(59,878)	(50,174)	293,790

Paul W. Wenger	2010	386,878	0	6,234	895	45,954	53,083	439,961
Senior Vice President	2009	312,792	0	9,191	898	63,997	74,086	386,878
and Cashier	2008	367,279	0	8,673	777	(63,937)	(54,487)	312,792

James B. Dull	2010	271,744	0	6,052	713	32,278	39,043	310,787
Senior Vice President,	2009	217,787	0	8,799	600	44,558	53,957	271,744
Operations & Technology	2008	253,372	0	8,146	376	(44,107)	(35,585)	217,787

Scott E. Lied	2010	73,322	0	5,701	361	8,709	14,771	88,093
Senior Vice President,	2009	54,310	0	7,900	0	11,112	19,012	73,322
Chief Financial Officer	2008	56,617	0	7,549	0	(9,856)	(2,307)	54,310

Pension Plan Table Key

(1)	Plan Value at beginning of Plan Year
(2)	Forfeitures – Non-Vested Employee Funds Returned to Plan upon Termination
(3)	5.0% Contribution of Eligible Earnings
(4)	5.0% Contribution of Eligible Earnings over Social Security Wage Base
(5)	Investment Earnings from Plan Year
(6)	Total Change in Pension $ from beginning of the Plan Year – Total of (2) through (5) above
(7)	Year Ending Pension Plan Balance – Total of (1) + (6)

No Pension Plan Payments were made to the named Executive Officers above during 2010.

PENSION BENEFITS TABLE

		Number of	Value of
Name and		Years of	Accumulated Benefit	Payments During
Principal Position	Plan Name	Credited Service	As of 12/31/10	Last Fiscal Year
		#	($)	($)

Aaron L. Groff, Jr.	Defined Contribution	43	772,281	0
Chairman of the Board,	Pension Plan
President, and CEO

Dale G. Burkholder	Defined Contribution	30	415,045	0
Senior Vice President,	Pension Plan
Senior Loan Officer

Paul W. Wenger	Defined Contribution	43	439,961	0
Senior Vice President	Pension Plan
and Cashier

James B. Dull	Defined Contribution	28	310,787	0
Senior Vice President,	Pension Plan
Operations & Technology

Scott E. Lied	Defined Contribution	12	88,093	0
Senior Vice President,	Pension Plan
Chief Financial Officer

401(k) SAVINGS PLAN – MATCH DATA TABLE

Name and Principal Position	Plan Name	Plan Year	Corporate Match
$(1)(2)
Aaron L. Groff, Jr. Chairman of the Board, President and CEO	ENB 401(k) Savings Plan	2010 2009 2008	5,414 0 0

Dale G. Burkholder Senior Vice President, Senior Loan Officer	ENB 401(k) Savings Plan	2010 2009 2008	1,594 0 0

Paul W. Wenger Senior Vice President, and Cashier	ENB 401(k) Savings Plan	2010 2009 2008	3,213 0 0

James B. Dull Senior Vice President, Operations & Technology	ENB 401(k) Savings Plan	2010 2009 2008	3,043 0 0

Scott E. Lied Senior Vice President, Chief Financial Officer	ENB 401(k) Savings Plan	2010 2009 2008	2,866 0 0

 401(k) Savings Plan – Match Data Table Key

(1)	Total Funds Match during 2010. Included in the OTHER COMPENSATION TABLE on page 22.
(2)
In 2010 the Corporation began matching a portion of participating employee’s eligible 401(k) Savings Plan contributions. The Corporation did not match 401(k) Savings Plan contributions in 2009 or 2008.

EMPLOYEE STOCK PURCHASE PLAN

The Corporation has established The ENB Financial Corp Employee Stock Purchase Plan (“ESPP”).  The ESPP was originally adopted by Ephrata National Bank in 2001 and was assumed by ENB Financial Corp upon formation of the holding company on July 1, 2008.  The ESPP authorizes the issuance of up to 140,000 shares of the Corporation’s Common Stock to its employees, and as of December 31, 2010, 47,231 shares had been issued under the ESPP.

The ESPP has semi-annual offering periods and quarterly purchase dates.  Each eligible employee participating in an offering period is granted an option to purchase a number of shares on each purchase date.  The number of shares is determined by dividing the employee’s contributions accumulated prior to the purchase date and retained in the account by the applicable purchase price.  The purchase price may not be less than 90% of the fair market value per share of Common Stock on the date of the grant or exercise.

Subject to the ESPP’s terms, the Board of Directors has complete discretion to adopt, amend, and rescind the rules, regulations, and procedures necessary to administer the ESPP; to interpret the ESPP; to establish such further terms, conditions, and limitations on the exercise of options granted under the ESPP as it may deem appropriate; and to make all other decisions regarding administration of the ESPP.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The Corporation has established The ENB Financial Corp Dividend Reinvestment and Stock Purchase Plan (“DRIP”). The purpose of the DRIP is to provide shareholders with a convenient and economical way to buy additional shares of the Corporation’s Common Stock by reinvesting dividends or by voluntarily making cash payments under the terms of the DRIP.  Under the terms of the DRIP, the Corporation is authorized to issue up to 200,000 shares of its Common Stock.  As of December 31, 2010, there were a total of 86,353 shares held in the Dividend Reinvestment Plan and 43,225 shares had been issued in the form of reinvested dividends.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In the event of death or disability of a named Executive Officer, the named Executive Officer will receive benefits under the Corporation’s retirement plan, disability plan, or payments under the Corporation’s life insurance plan, as appropriate.

In addition, for the calendar year ending December 31, 2010, and in the event of the death of the named Executive Officer on December 31, 2010, the beneficiaries of the named Executive Officer would receive the following benefits through Lincoln Financial Group: Aaron Groff’s beneficiary would receive $206,000; Dale Burkholder’s beneficiary would receive $95,000; Paul Wenger’s beneficiary would receive $95,000; James Dull’s beneficiary would receive $116,000, and Scott Lied’s beneficiary would receive $104,000.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Management and, based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s 2011 Proxy Statement.

Compensation Committee
Paul M. Zimmerman, Jr., Chair
J. Harold Summers
Mark C. Wagner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Corporation’s entire Board of Directors, through the Compensation Committee, is responsible for establishing, implementing, and monitoring compensation policies.  Messrs. Groff and Wenger, each of whom was a member of the Board in 2010, also served as Executive Officers of the Corporation.  While Messrs. Groff and Wenger participated during 2010 in Board decisions regarding the compensation of employees and subordinate Executive Officers, they did not participate in any Board decision regarding their own compensation and were excused from the Board meeting at which their respective compensation was discussed.

TRANSACTIONS WITH RELATED PERSONS

Some of the directors and executive officers of ENB Financial Corp or its wholly-owned subsidiary, Ephrata National Bank, were customers of, and had banking transactions with, Ephrata National Bank during 2010.  These transactions included deposit accounts, trust relationships, and loans. All loans and loan commitments made to such persons and to the companies with which they are associated were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that similar transactions will be entered into in the future. By using Ephrata National Bank’s products and services, directors and officers have the opportunity to become familiar with the wide array of products and services offered by Ephrata National Bank to customers.

Total loans outstanding at December 31, 2010, from Ephrata National Bank to the directors and executive officers as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $12,037,648, or approximately 16.2% of the Corporation’s total equity capital.  The aggregate amount of indebtedness outstanding as of the latest practicable date, March 4, 2011, to the above-described group was $12,284,964.  Prior to any business dealings with directors or executive officers, the Board of Directors reviews and discusses any such transaction outside the presence of the Director or Executive Officer.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three (3) Independent directors as defined by the Securities and Exchange Commission (SEC) and Nasdaq.  The Audit Committee operates under a written charter adopted by the Board of Directors and is available to shareholders on the Corporation’s website at www.enbfc.com under the “About Us” tab or by contacting Paul W. Wenger, Secretary of the Corporation.

The Audit Committee has reviewed the audited financial statements of the Corporation for the fiscal year ended December 31, 2010, and discussed them with Management and the Corporation’s independent accountants, S.R. Snodgrass, A.C.  The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from the independent accountants the written disclosures and letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the accountants’ independence from the Corporation and management with the accountants.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements for the fiscal year ended December 31, 2010, be included in the Corporation’s Annual Report on Form 10-K for that fiscal year and filed with the Securities and Exchange Commission.

The Audit Committee has approved and appointed S.R. Snodgrass, A.C. as the Corporation’s auditors for the fiscal year ended December 31, 2010, and as the Corporation’s auditors for the fiscal year ending December 31, 2011.  S.R. Snodgrass, A.C. has advised the Corporation that none of its members has any financial interests in the Corporation.

Representatives of S.R. Snodgrass, A.C. will be present at the Annual Meeting of Shareholders to be held May 3, 2011.  They will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Aggregate fees billed to ENB Financial Corp and Ephrata National Bank by S.R. Snodgrass, A.C., the current independent auditors for the corporation, for services rendered during the last two years are presented as follows:

	Year Ended December 31,
	2010	2009
	($)	($)
Audit Fees (1)	85,586	95,951
Audit-Related Fees (2)	16,800	12,750
Tax Fees (3)	13,362	13,469
All Other Fees (4)	0	6,624
Total	115,748	128,794

(1)
Audit Fees include fees billed for professional services rendered for the audit of the annual financial statements, fees billed for the review of financial statements included in ENB Financial Corp’s Form 10-Q filings or services that are provided by the Corporation’s independent accountant, in connection with statutory and regulatory filings or engagements.  S.R. Snodgrass, A.C. performed all annual financial statement audit services for 2010 and 2009.

(2)
Audit-Related Fees include fees billed for assurance and related services by S.R. Snodgrass, A.C. that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under the Audit Fees section of the table above.  These services include required annual audits of the ENB Financial Corp Defined Contribution Pension Plan and the ENB Financial Corp 401(k) Savings Plan.

(3)	Tax Fees include fees billed for professional services rendered by S.R. Snodgrass, A.C., during 2010 and 2009, for tax compliance, tax advice, tax planning, and preparation of corporate tax returns.

(4)	All other fees include fees related to the facilitation of the Corporation’s Strategic Planning Meeting in 2009.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services, and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.  Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services being approved and is subject to a specific budget.  In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.  For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining S.R. Snodgrass, A.C.’s independence.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee
Mark C. Wagner, Chairman
Bonnie R. Sharp
Thomas H. Zinn

ANNUAL REPORT ON FORM 10-K

A copy of ENB Financial Corp’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, is enclosed with this proxy statement.  The Annual Report on Form 10-K is also available on the Internet at: http://www.cfpproxy.com/6494 or by contacting Paul W. Wenger, Secretary of the Corporation. Any shareholder may obtain a copy of ENB Financial Corp’s Annual Report on Form 10-K for the year ended December 31, 2009, without charge, by submitting a written request to Paul W. Wenger, Secretary, ENB Financial Corp, 31 East Main Street, Ephrata, Pennsylvania, 17522.

LEGAL PROCEEDINGS

The nature of the Corporation’s business could generate a certain amount of litigation involving matters arising in the ordinary course of business.  However, in the opinion of management of the Corporation, there are no proceedings pending to which the Corporation is a party or to which its property is subject which, if determined adversely to the Corporation, would be material in relation to the Corporation’s financial condition.  There are no proceedings pending other than those arising in the ordinary course of business.

EXPERTS

The consolidated financial statements of ENB Financial Corp, as of December 31, 2010 and 2009, have been audited by S.R. Snodgrass, A.C., Certified Public Accountants, Wexford, PA, as independent auditors, as indicated in their report with respect thereto, in reliance upon the authority of said firm as experts in giving such reports.

OTHER MATTERS

As of the date of this document, the Board of Directors knows of no matters that will be presented for consideration at the annual meeting other than the ones described in this document. If any other matters shall properly come before the meeting and be voted upon, the persons named as proxy holders will vote on those matters in accordance with the recommendations of the Board.

ENB FINANCIAL CORP
REVOCABLE PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Janice S. Eaby and John H. Shuey, or any one of them, as proxies, with full power of substitution, to represent and vote, as designated below, all of ENB Financial Corp common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 3, 2011 at 1:00 p.m., local time, at Ephrata National Bank’s main office, 31 East Main Street, Ephrata, Pennsylvania, or any adjournment or postponement of the meeting.

1.	The election as Class C directors to serve for a three-year term these three nominees (except as marked to the contrary below):

Susan Y. Nicholas, Mark C. Wagner, and Paul W. Wenger.

[   ]  FOR           [    ]  WITHHOLD ALL          [   ]  FOR ALL EXCEPT

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name(s) in the space provided below.

2.
This proxy also gives authority to vote on any other business as may properly come before the annual meeting. At this time the proxy holders know of no other business to be presented at the annual meeting.

This proxy, when properly signed and dated, will be voted in the manner specified by the undersigned shareholders(s).  If no specification is made, this proxy will be voted FOR the nominees listed above.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Date

Signature	Date